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                                                                    Exhibit 99.1


FOR RELEASE: Immediately


Contact:
Richard K. Arter                 Investor Relations       941-362-1200
Richard J. Dobbyn                Chief Financial Officer  941-362-1200


         SUN HYDRAULICS CORPORATION THIRD QUARTER NET INCOME ON TARGET;
               NET INCOME FORECAST REDUCED FOR THE FOURTH QUARTER

SARASOTA, FLA, October 17, 2002 - Sun Hydraulics Corporation (NASDAQ: SNHY) today announced that net income per share for the third quarter ended September 28, 2002, is expected to be in line with Company and analysts' estimates of $0.06 to $0.08. Full financial details will be available with the Company's earnings release on Wednesday, November 6, 2002, at approximately 11:00 a.m. E.T.

The Company has reduced its forecast for the year and expects the fourth quarter results to be similar to those in the third quarter. "Our original estimate of fourth quarter earnings was based on the assumption that the U.S. manufacturing sector and Sun's order rate would improve in the early fall. However, our order rate has been static since July," said Allen Carlson, Sun's president. "Accordingly, net income for the year would be in the range of $0.26 - $0.29."

Sun Hydraulics Corporation will broadcast its third quarter conference call with analysts live over the Internet at 2:30 p.m. E.T. on Wednesday, November 6, 2002.

To listen, go to http://investor.sunhydraulics.com/medialist.cfm.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

        Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

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Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-Q for the quarter ended June 29, 2002, and under the heading "Business" and particularly under the subheading, "Business Risk Factors" in the Company's Form 10-K for the year ended December 29, 2001. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.






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